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                                EXHIBIT 24.1(d)

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson- Pilot Corporation, a North Carolina corporation, does hereby constitute and appoint John D. Hopkins, Robert A. Reed and Mark E. Konen, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

    (i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of securities of said corporation offered, sold or delivered in connection with the acquisition of The Guarantee Life Companies Inc. ("JP Securities"), including, specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any pre-effective or post-effective amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

    (ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

  and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents.

  ( S E A L )                                 /s/ George W. Henderson, III
                                          -------------------------------------

                                                         Date: November 24, 1999


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